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                                                                EXHIBIT 99(p)(1)

                                   ARK FUNDS


                                CODE OF ETHICS

                   Adopted Pursuant to Rule 17j-1 under the
                        Investment Company Act of 1940
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                               I.  INTRODUCTION
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     ARK Funds (the "Fund") has adopted this Code of Ethics (the "Code")
pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"). In adopting this Code, the Fund acknowledges that it and all persons subject to this Code must: (1) at all times place the interests of Fund shareholders first; (2) conduct personal securities transactions in a manner consistent with this Code and avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and (3) adhere to the fundamental standard that personnel associated with the Fund should not take inappropriate advantage of their positions.

     This Code applies to Access Persons (as defined below). The Fund's Distributor has adopted a code of ethics pursuant to Rule 17j-1. Except as otherwise provided in this Code, Access Persons who are officers or employees of the Distributor or its affiliates are not subject to this Code.

                               II.  DEFINITIONS
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     (a)   "Access Person" means any trustee, officer or advisory person of the
Fund provided, however, that any Access Person who is an officer or employee of the Distributor or its affiliates, or an "interested person" (within the meaning of Section 2(a)(19) of the Investment Company Act) of the Distributor, shall not be subject to this Code, except to the extent provided in Section V(d). An "advisory person" of the Fund means (i) any employee of the Adviser (or of any company in a control relationship with the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or normally obtains information regarding the current purchases or sales of a Security by a Portfolio, or whose functions relate to the making of any recommendations with respect to such purchases and sales, and (ii) any natural person in a control relationship to the Fund or the Adviser who normally obtains information concerning current recommendations made to a Portfolio with regard to purchases or sales of a Security.

     (b) "Adviser" means Allied Investment Advisors, Inc., or any other investment adviser or subadviser of a Portfolio.
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     (c)   "Beneficial Ownership" shall be interpreted in a manner consistent with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which a person subject to this Code has or acquires. (For a further explanation of Beneficial Ownership, see Appendix A.)

     (d)   "Board" means the Board of Trustees of the Fund.

     (e) "Compliance Officer" means the individual (or his or her designee) acting pursuant to delegated authority from the Board; provided, however, that if such individual shall engage in any conduct or transaction subject to this Code requiring approval or other action by the Compliance Officer, such approval shall be granted or such other action shall be taken by his or her immediate supervisor, or such other individual as the Board shall approve.

     (f) "Control" shall have the meaning set forth in Section 2(a)(9) of the Investment Company Act.

     (g)   "Distributor" means SEI Investments Distribution Co.

     (h) "Independent Trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

     (i) "Investment Personnel" means any Access Person who occupies the position of Portfolio Manager, any Access Person who provides or supplies information and/or advice to any Portfolio Manager, and any Access Person who executes or helps execute any Portfolio Manager's investment decisions for a Portfolio.

     (j)   "Portfolio" means a separate investment portfolio of the Fund.

     (k) "Portfolio Manager" means any employee of the Adviser whose assigned duties are to manage a Portfolio and who is vested with direct responsibility and authority to make investment decisions on behalf of the Portfolio.

     (l) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act and shall include equity and debt securities, options on and warrants to purchase equity and debt securities, shares of closed-end investment companies, and instruments and securities which are related to, but not the same as, a Security; provided, however, that the term "Security" shall not include securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements covering any of the foregoing, index options, shares of registered open-end investment companies, securities which are not eligible for purchase or sale by any Portfolio, and such other instruments as the Board may specify from time to time. For purposes of Section III and Section IV of this Code, a trade in a put or call option, any
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security that is convertible into or exchangeable for a security, or any other derivative instrument, shall be deemed to be a trade in the underlying security.

     (m) "Security Held or to be Acquired" by a Portfolio means any Security which, within the most recent 15 days, (i) is or has been held by a Portfolio, or (ii) is being or has been considered by a Fund or the Adviser for purchase by a Portfolio.

                    III.  PRECLEARANCE AND BLACKOUT PERIODS
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     (a)   Securities Transactions.  No Access Person shall purchase or sell,
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directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, unless such purchase or sale has been submitted for preclearance and has been approved by the Compliance Officer; provided, however, that this prohibition shall not apply to:

     (1) purchases or sales effected in any account over which neither the Access Person nor any household member of the Access Person has direct or indirect influence or control;

     (2)   purchases that are part of an automatic dividend reinvestment plan;

     (3) purchases effected upon the exercise of rights issued pro rata to all holders of a class of securities and sales of such rights so acquired; and

     (4) an Access Person who is subject to this Code solely by reason of being a trustee of the Fund and who does not know, or in the course of fulfilling his or her official duties as a trustee of the Fund have reason to know, that during the 15-day period immediately preceding or after the date of the transaction in a Security by the trustee, such Security is or was purchased or sold by a Portfolio or such purchase or sale by a Portfolio is or was considered by the Adviser.

The Compliance Officer shall implement appropriate procedures to monitor personal investment activity by Access Persons after preclearance has been granted.

     (b)   Blackout Periods.  (1) No Access Person (other than a trustee of the
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Fund who is not an employee of the Adviser) shall execute a transaction in a
Security on a day during which any Portfolio has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn; (2) a Portfolio Manager may not buy or sell a Security within seven calendar days before or on the day that the Portfolio for which such person serves as Portfolio Manager trades in that Security; and (3) a Portfolio Manager may not buy or sell a Security within seven days after the day the Portfolio for which such person serves as Portfolio Manager trades in that Security, unless (A) the Portfolio Manager's trade and the Portfolio's trade are parallel transactions (i.e., both transactions are purchases or both are sales) or (B)
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the Security is an equity security which has had an average daily trading volume over 150,000 shares during the last 50 trading days, as reported by Bloomberg, or other similar reporting service, and the total amount of such Portfolio Manager's trade does not exceed more than one percent of the preceding day's trading volume for such Security. Any profits realized on trades within the proscribed periods shall be required to be disgorged as directed by the Compliance Officer.

     (c)   Exceptions.  The Compliance Officer may grant exceptions to the
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prohibitions set forth in this Section III and in Section IV, paragraphs (b)
through (e) below, in whole or in part, upon such conditions as the Compliance Officer may impose if the Compliance Officer determines that no harm resulted to a Portfolio or, with respect to paragraph (b) of this Section, and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

                   IV.  PROHIBITED CONDUCT AND TRANSACTIONS
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     (a)   Fraudulent Purchase or Sale.  No Access Person shall, in connection
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with the purchase or sale, directly or indirectly, by such person of a Security
Held or to be Acquired by a Portfolio:

     (1)   employ any device, scheme or artifice to defraud the Fund;

     (2) make to the Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

     (4)   engage in any manipulative practice with respect to the Fund.

     (b)   Initial Public Offerings.  No Investment Personnel shall acquire any
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Security in an initial public offering.

     (c)   Private Placements.  No Investment Personnel shall acquire Securities
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in a private placement without prior approval of the Compliance Officer.  This prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders, and whether the opportunity is being offered to an individual by virtue of his or her position with the Fund. Investment Personnel who have been authorized to acquire Securities in a private placement are required to disclose that investment when they play a part in a Portfolio's subsequent consideration of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer should be subject to an independent review by Investment Personnel with no personal interest in the issuer.
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     (d)  Short-Term Trading Profits.  No Investment Personnel shall profit in
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the purchase and sale, or sale and purchase, within 30 days of a Security.  Any profits realized on such short-term trades shall be required to be disgorged as directed by the Compliance Officer.

     (e)  Gifts.  No Investment Personnel shall accept a gift of more than de
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minimis value from any person or entity that does business with or on behalf of the Fund.

     (f)  Service as a Director/Trustee.  No Investment Personnel shall serve on
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the board of directors/trustees of a publicly traded company, absent prior authorization based upon a determination by the Compliance Officer that the board service would be consistent with the interests of the Fund and its shareholders. In the event board service is authorized, Investment Personnel serving as directors/trustees shall be isolated, through "Chinese Wall" or other procedures, from those making investment decisions about securities of any issuer for which any such Investment Personnel act as director/trustee.

                        V.  REPORTING AND CERTIFICATION
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     (a)  Quarterly Personal Transaction Reports.  (1)  All Access Persons shall
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report to the Compliance Officer the information described in paragraph (2)
below with respect to transactions in any Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect
Beneficial Ownership; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control. If no transaction occurs within the calendar quarter, the Access
Person shall file a "no action" report. Every report shall be made no later than ten calendar days after the end of the calendar quarter.

     (2) Reports filed pursuant to paragraph (1) above shall contain the following information:

             (A)   the trade date of the transaction;

             (B)   the title and number of shares or principal amount;

             (C)   whether a purchase or sale;

             (D)   the price;

             (E) the name of the broker, dealer, bank or company through which such transaction was effected; and
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             (F)   if the Access Person establishes a securities account during the quarterly period, the name of the broker, dealer or bank with whom the account is established and the date the account is established.

Any report hereunder may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

             (3) Notwithstanding paragraph (1) above, an Independent Trustee who would be required to make a report solely by reason of being a trustee of the Fund shall not be required to make a report unless he or she knows or, in the course of fulfilling his or her official duties as a trustee of the Fund, should know that, during the 15-day period immediately preceding or after the date of the transaction in a Security by the Independent Trustee, such Security is or was purchased or sold by a Portfolio or such purchase or sale by a Portfolio is or was considered by the Adviser.

             (4) All Access Persons (other than a trustee or officer of the Fund who is not an employee of the Adviser or it affiliates) shall direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal transactions in Securities effected for any account in which such Access Person has any direct or indirect Beneficial Ownership interest and periodic statements relating to any such account.

        (b)  Initial and Annual Holdings Report.  In addition to the reporting
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requirements provided for elsewhere herein, all Access Persons shall disclose to the Compliance Officer in writing, within ten days of becoming an Access Person and on an annual basis thereafter, the name, number of shares and principal amount of all securities holdings (including holdings of individuals in his or her household) upon commencement of employment and thereafter on an annual basis.

        (c)  Annual Certifications.  All Access Persons shall certify in
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writing to the Compliance Officer annually that they have read and understand this Code and recognize that they are to it. Further, Access Persons shall certify in writing to the Compliance Officer annually that they will comply with the requirements of this Code and will disclose or report all personal securities transactions required to be disclosed or reported pursuant to the requirement of this Code.

        (d)  Reports to Board.  The Compliance Officer shall report to the
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Board any material deviations from or violations of this Code or of any requirement imposed as a condition to preclearing a Securities transaction. The Distributor shall promptly report to the Compliance Officer all violations of its code of ethics. Any material deviations from or violations of the Distributor's code of ethics relating to the Fund shall be reported to the Board.
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                                VI.  SANCTIONS
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        Upon learning of a violation of this Code, the Board may impose such sanctions as it deems appropriate. In addition, the Board may recommend that the Adviser, the Distributor or their affiliates impose sanctions on any person employed by them, including, among other things, a letter of censure or suspension, or termination of the employment of the violator.

                              VII.  BOARD REVIEW
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        The Compliance Officer shall prepare an annual report to the Board that (1) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (2) identifies any violations requiring significant remedial action during the past year; and (3) identifies any recommended changes in existing restrictions or procedures based upon the experience under this Code, evolving industry practices, or developments in applicable laws or regulations.

As adopted on December 10, 1999.
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                       Appendix A - Beneficial Ownership

        As used in the Code of Ethics, Beneficial Ownership will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), except that the determination of such ownership will apply to all Securities. For the purposes of the Exchange Act, Beneficial Ownership includes:

        a. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

        b. the power to vest or revest such ownership in oneself at once, or at some future time.

Using the above described definition as a broad guideline, the ultimate determination of Beneficial Ownership will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise discretion to invest in, sell or exercise voting rights of the Security, and the ability of the individual to benefit from the proceeds of the Security.

1.      Securities Held by Family Members
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        As a general rule, a person is regarded as the Beneficial Owner of a
Security held in the name of his or her spouse and their minor children. In the absence of special circumstances, these family relationships ordinarily confer benefits substantially equivalent to ownership.

        In addition, absent countervailing facts, it is expected that a Security held by a relative who shares the same household as the reporting person will be reported as beneficially owned by such person.

2.      Securities Held by a Company
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        Generally, ownership of a Security of a company does not constitute
Beneficial Ownership with respect to the holdings of the company in the Securities of another issuer. However, an owner of Securities in a holding company will be deemed to have Beneficial Ownership in the holdings of the holding company where:

        (a) the company is merely a medium through which one or several persons in a small group invest or trade in Securities; and

        (b)  the company has no other substantial business.
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        In such cases, the persons who are in a position of control of the holding company are deemed to have beneficial interest in the Securities of the holding company.

3.      Securities Held in Trust
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        Beneficial Ownership of Securities in a private trust includes:

        (a) the ownership of Securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

        (b)  the ownership of a vested beneficial interest in a trust; and

        (c) the ownership of Securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

        As used in this section, the "immediate family" of a trustee means:

        (a)  a son or daughter of the trustee or a descendent of either;

        (b)  a stepson or stepdaughter of the trustee;

        (c)  the father or mother of the trustee, or an ancestor of either;

        (d)  a stepfather or stepmother of the trustee; and

        (e)  a spouse of the trustee.

        For the purposes of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.

4.      Miscellaneous Issues
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        Beneficial Ownership does not include, however, a person's interest in portfolio securities held by:

        (a) any holding company registered under the Public Utility Holding Company Act;

        (b)  any investment company registered under the Investment Company Act;

        (c) a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

                                      A-9
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        (d)  a business trust with over 25 beneficiaries.

        Participation in a pension or retirement plan will result in Beneficial Ownership of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.



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